                                                                       EXHIBIT 1

                         JOINT ACQUISITION STATEMENT
                        PURSUANT TO RULE 13D-1(F)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or its contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated:  August 20, 1997


                                   REMY CAPITAL PARTNERS, III, L.P.

                                   By:      Remy Investors and Consultants, Inc.

                                   Its:     General Partner


                                                  /s/ Mark S. Siegel
                                            -----------------------------------
                                                      Mark S. Siegel
                                                        President


                                   REMY INVESTORS AND CONSULTANTS, INC.



                                   By:            /s/ Mark S. Siegel
                                            -----------------------------------
                                                      Mark S. Siegel
                                                        President


                                                  /s/ Mark S. Siegel
                                            -----------------------------------
                                                      Mark S. Siegel